UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Change in Principal Financial Officer

On April 20, 2016, M&T Bank Corporation (“M&T”) announced that its Board of Directors has approved certain officer appointments at M&T and its principal banking subsidiary, M&T Bank, which are effective May 2, 2016.

Vice Chairman René F. Jones will undertake new management responsibilities overseeing M&T Bank’s Mortgage and Consumer Lending business in addition to his continued oversight of M&T Bank’s Treasury function and the Wilmington Trust division, but will relinquish his position as Chief (Principal) Financial Officer of M&T and M&T Bank.

Darren J. King has been appointed Chief (Principal) Financial Officer of M&T and M&T Bank, succeeding Mr. Jones. Mr. King, age 46, joined M&T in 2000, serving in a number of management positions in Retail and Business Banking, including most recently as Executive Vice President and head of Retail Banking at M&T Bank. Prior to joining M&T, he held senior leadership roles at Mercer Management Consulting, predecessor firm to Oliver Wyman, where he was Vice President in the Financial Services Practice. Mr. King earned his Honors Business Administration (HBA) from the Richard Ivey School of Business at the University of Western Ontario.

These appointments were approved during a joint meeting of the Boards of Directors of M&T and M&T Bank on April 19, 2016.

The public announcement regarding these appointments was made by means of a news release, the text of which is set forth in Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

2016 Annual Meeting of Shareholders

The 2016 Annual Meeting of Shareholders of M&T Bank Corporation (“M&T”) was held on April 19, 2016. At the 2016 Annual Meeting, shareholders approved all of the Board of Directors’ proposals which included (i) the election of sixteen (16) directors, all of whom were then serving as directors of M&T, for one-year terms and until their successors are elected and qualified; (ii) the approval of the compensation of M&T’s Named Executive Officers; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2016. The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present, but were not treated as votes cast. Therefore, abstentions and broker non-votes (if applicable) did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

The following table reflects the tabulation of the votes with respect to each director who was elected at the 2016 Annual Meeting:

NOMINEES:	FOR	WITHHOLD	BROKER NON-VOTE

Brent D. Baird	118,292,439	15,225,993	12,149,184

C. Angela Bontempo	124,967,695	8,550,737	12,149,184

Robert T. Brady	124,293,449	9,224,983	12,149,184

T. Jefferson Cunningham III	129,346,531	4,171,901	12,149,184

Mark J. Czarnecki	131,062,692	2,455,740	12,149,184

Gary N. Geisel	131,668,578	1,849,130	12,149,184

Richard A. Grossi	132,822,339	696,093	12,149,184

John D. Hawke, Jr.	130,464,233	3,054,199	12,149,184

Patrick W. E. Hodgson	124,972,259	8,546,173	12,149,184

Richard G. King	129,428,957	4,089,475	12,149,184

Newton P.S. Merrill	132,685,703	832,729	12,149,184

Melinda R. Rich	132,479,965	1,038,467	12,149,184

Robert E. Sadler, Jr.	129,059,176	4,459,249	12,149,184

Denis J. Salamone	131,770,010	1,748,384	12,149,184

Herbert L. Washington	125,117,096	8,401,336	12,149,184

Robert G. Wilmers	130,461,223	3,057,209	12,149,184

The following table reflects the tabulation of the votes with respect to the approval of the compensation of M&T’s Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

129,845,360	2,892,475	780,719	12,149,184

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

144,246,172	1,182,622	238,944	*

*	Not applicable

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	News Release dated April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation
Date: April 20, 2016
	By:	/s/ Marie King
		Name:	Marie King
		Title:	Group Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	News Release dated April 20, 2016. Filed herewith.